UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): July 30, 2015

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35547	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (312) 506-1200

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On August 4, 2015, Allscripts Healthcare Solutions, Inc. (the "Company") issued a press release regarding the Company's financial results for the three and six months ended June 30, 2015. A copy of the Company's press release is attached hereto as Exhibit 99.1.

The information furnished pursuant to this Item shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2015, Mr. Greg Garrison was appointed to the Board of Directors of the Company, to hold office until the next annual meeting of stockholders.

For over twenty years, Mr. Garrison was a senior leader of PricewaterhouseCoopers, most recently serving as its Vice Chairman and Chief Operating Officer. Mr. Garrison has experience in strategic planning, operations, finance, information technology, mergers and acquisitions, human capital and sales and marketing. Over the course of his career, Mr. Garrison has also spent considerable time meeting and working with various regulators, as well as advising numerous boards and audit committees. Mr. Garrison will serve as a member of the Audit Committee of the Company's Board of Directors.

It is expected that Mr. Garrison will receive standard compensation arrangements for non-employee directors which, as of the date of this report, includes an annual cash retainer equal to $60,000, an additional annual retainer of $2,500 per committee served, and an annual grant of restricted stock units with a grant date fair value of approximately $200,000, as well as additional fees for certain Board of Directors and Board committee meetings.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished herewith:

Exhibit No.	Description
99.1	Press release issued by Allscripts Healthcare Solutions, Inc. on August 4, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2015	ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.
	By:	/s/ RICHARD J. POULTON Richard J. Poulton Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Allscripts Healthcare Solutions, Inc. on August 4, 2015